Asset Purchase Agreement


THIS AGREEMENT made as of August 7, 2003 between iDial Networks, Inc. a Nevada Corporation with offices at 2204 Timberloch Place, Suite 140, The Woodlands, Texas 77380, (the "Buyer") and GBLK Communications LLC, a Florida Limited Liability Corporation with offices at 201 South Biscayne Boulevard, Suite 1700, Miami, Florida 33160.
(the "Seller")


IN CONSIDERATION of the mutual covenants and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. Purchase of Assets. The Buyer agrees to purchase from the Seller and the Seller agrees to sell to the Buyer all of the undertaking, property and assets of the Seller used in the sellers business (the "Business") as a going concern, of every kind and description and wherever situated, including but not limited to the assets described in Schedule "A" hereto (the "Assets").

2. Purchase Price. The purchase price (the "Purchase Price") payable by the Buyer to the Seller for the Assets shall be:

          (a) 25,168,212 shares of Buyers common stock (IDNW) to be paid according to Schedule "B" (b) $118,000 in Note Payable to Daniyel Erdberg

          (c)  Assumption of Debt listed in Schedule "C"

3. Payment of Purchase Price. The Purchase Price shall be paid and satisfied at Closing by the Buyer as follows:

          (a) by delivering to the Seller's attorneys, concurrently with the execution of this Agreement, a cheque payable to the Seller's attorneys in trust in the amount of 25,168,212 IDNW shares as a deposit (the "Deposit"); and

          (b) by delivering to the Seller the balance of the Purchase Price, subject to the usual adjustments, on the Closing Date, by certified cheque or bank draft.

          (c) If the Buyer fails to complete this transaction as a result of the breach by the Buyer of any of its obligations in this Agreement, the Deposit, together with interest thereon may be retained by the Seller as liquidated damages and shall be obtained by the Seller making the requisite demand upon the
               Seller's   Attorney.   If  the  Buyer  fails  to  complete   this
               transaction for any other reason, including but not limited to the non-fulfillment of any of the conditions for the Buyer's benefit set forth in this Agreement, the Seller shall not be entitled to the Deposit and it shall be forthwith released to the Buyer.
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4.   Taxes. Any sales tax, use tax, excise tax,  transfer tax,  recordation tax, or other tax imposed upon the transfer of the Assets from the Seller to the Buyer shall be divided equally between the Seller and the Buyer. All state and local personal property taxes shall be adjusted as of the Closing Date.

5. Allocation of Purchase Price. The Purchase Price shall be allocated among the Assets according to an allocation which the parties undertake settle upon, acting reasonably, prior to Closing. The Seller and the Buyer agree that the amounts so attributed to the Assets are the respective fair market values thereof, and shall file in mutually agreeable form all elections required or desirable under the Internal Revenue Code of 1986, as amended in respect of the foregoing allocations.

6. Investigation. After fulfillment or waiver of all conditions in this Agreement which are intended for the benefit of the Buyer, the Buyer and its advisers shall during business hours have reasonable access to the Premises, books, leases and other records of the Business for the purpose of investigating the business and affairs of the Business.


7. Closing Date. Time shall be of the essence of this Agreement. The closing of this transaction shall take place at 2:00 p.m. on August 7, 2003 bor such earlier or later date as may be mutually acceptable to the parties hereto (the "Closing Date" or "Closing") at the office of Sichenzia Ross Friedman Ference LLP, 1065 Avenue of the Americas, New York, New York 10018 or at such other place as may approved in writing by the parties hereto or their respective attorneys.

8. Insurance. The Seller shall, up to Closing maintain in force all insurance presently in force on the Assets or in respect of the Business. Any proceeds of insurance payable in respect of any event which occurs on or prior to the Closing Date shall be received in trust for the Buyer and shall promptly be paid over to the Buyer at Closing if the Buyer shall complete the purchase of the Assets, failing which the Seller shall be absolutely entitled to such proceeds. The Buyer acknowledges that it will be responsible for placing its own insurance in respect to the Assets and Business at or before Closing if the Seller's insurance is not transferred to the Buyer on Closing if the Seller's insurance is not transferred to the Buyer on Closing.

9. Normal Course of Business. After the date of this Agreement, the Seller shall cause the Business to be carried on in the normal course of business.

10. Lease of Business Premises. Within five (5) days after the date of this Agreement, the Seller shall deliver to the Buyer a copy of the lease of the premises of the Business. On or before Closing, the Seller agrees to obtain the landlord's consent to an assignment of such lease to the Buyer. On or before Closing, the Seller and the Buyer agree to execute an assignment of the Seller's interest in the lease to the Buyer.

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
11. Third Party Consents. The Seller shall use its best efforts to obtain consents of all requisite parties to the assignment of contracts forming part of the Assets; and the Seller shall pay the cost of soliciting such consents. The Buyer will cooperate in obtaining such consents.

12.  Representations and Warranties. The Seller represents and warrants to the Buyer as follows:

          (a) The Seller is not and will not be a non-resident alien within the meaning of the Internal Revenue Code of 1986, as amended.

          (b) All financial statements provided to the Buyer have been prepared in accordance with generally accepted accounting principles applied on a consistent basis and present fairly the financial position of the Business as at the date thereof and include and disclose the material liabilities (either actual, accrued or contingent and whether direct or indirect) of the Business as of such date.

          (c) The Business is not now, nor at Closing will be bound by any agreement whether written or oral with any employee providing for a specified period of notice of termination nor providing for any fixed term of employment; and has now and at Closing will have no employees who cannot be dismissed upon such notice as is required by statutory or common law;

          (d) The Business will not, at Closing be bound by any outstanding contract or commitment which requires prior approval of the assignment thereof by the Seller to the Buyer resulting from the consummation of the transactions provided for herein, unless such consent is obtained and provided to the Buyer on Closing.

          (e) The Seller now has and at Closing will have a good and marketable title to the Assets, free and clear of any and all claims, liens, encumbrances and security interests whatsoever.

          (f) The Business is not now and at Closing will not be in arrears or in default in respect of the filing of any required state, local or foreign or other return, and at each of such times (i) all taxes, filing fees and other assessments due and payable or collectable from the Business shall have been paid or collected,
               (ii) no claim for additional taxes, filing fees or other amounts and assessments has been made which has not been paid, and (iii) to the best of the Seller's knowledge, no such return shall have contained any misstatement or concealed any statement that should have been included therein. The Business has withheld and will withhold up to Closing from each payment made to any employee the amount of all taxes (including but not limited to income tax) and other deductions required to be

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               withheld  therefrom and have paid or will pay such amounts to the proper tax or other receiving authority.

          The representations and warranties of the Seller contained herein shall survive the Closing and shall continue in full force and effect for the benefit of the Buyer for a period of three years following the Closing Date after which time the Seller shall be released from all obligations and liabilities hereunder in respect of such representations and warranties except with respect to any claims made by the Buyer in writing prior to the expiration of such period.

13. Conditions for the Buyer's Benefit. This Agreement is conditional for a period of 180 days upon the following conditions:

          (a)  The Buyer reviewing the source code of acquired  software assets;
               and

          (b) The Buyer validating all acquired assets, both Software and Hardware, and the condition to the satisfaction of the Buyer; .

          The above conditions have been inserted for the sole benefit of the Buyer and may be waived by the Buyer in whole or in part, without prejudice to its rights of termination in the event of non-fulfillment of any other condition in whole or in part. If any of the foregoing conditions shall not have been fulfilled or waived by the Buyer on or before the Closing Date, the Buyer may terminate this Agreement by notice in writing to the Seller in which event the Deposit shall be forthwith returned to the Buyer without interest or deduction and the Buyer and the Seller shall be released from all obligations under this Agreement.

14. Closing Deliveries. At Closing, the parties shall deliver the following, in addition to any other documents, agreements or deliverables required or provided by this Agreement:

          (a)  the Seller shall deliver to the Buyer:

               (i)  possession of the Assets;

               (ii) a bill of sale conveying the Assets to the Buyer;

               (iii)a  Certificate   certifying  that  all  representations  and
                    warranties contained in this Agreement are true and correct in all material respects as of the Closing Date;

               (iv) all other instruments,  assurances,  transfers, assignments, consents, elections (and supporting materials) under the Internal Revenue Code of 1986, as amended, and other documents as the Buyer's attorneys consider reasonably necessary or desirable to validly and effectively complete the transfer the Assets to the Buyer; and

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          (b)  the Buyer shall deliver to the Seller:

               (i)  the balance of the Purchase Price payable on Closing; and

               (ii) all  other  instruments,  assurances  and  documents  as the
                    Seller's attorneys consider reasonably necessary or desirable to validly and effectively complete this transaction.

15. Non-Competition. The Seller will not (without the prior written consent of the Buyer) at any time within 2 years from the date hereof either individually or in partnership or jointly or in conjunction with any person or persons, firm, association, syndicate, company or corporation, as principal, agent, employee officer, director or shareholder or in any other manner whatsoever carry on or be engaged in or concerned with or interested in, or advise, lend money to, guarantee the debts or obligations of, or permit his name or any part thereof to be used or employed by or associated with, any person or persons, firm, association, syndicate, company or corporation engaged in or concerned with of interested in, any business which competes with the Business (except as a shareholder, officer, director or employee of the Buyer). On Closing, the Seller agrees to deliver to the Buyer a non-competition agreement, in form and substance satisfactory to the Buyer, which incorporates this provision.


16.  Addresses for Service

          The address for service of notice of each of the parties hereto is as follows:

(a) iDial or the Acquirer:

                    iDial Networks, Inc.
                    2204 Timberloch Pl
                    Suite 225
                    The Woodlands, Texas 77380
                    Attn:  Mark T. Wood, President
                    Phone: (281) 465-3100
                    Facsimile: (281) 292-8083



                    Copy to:

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
                    Gregory Sichenzia, Esq.
                    Sichenzia Ross Friedman Ference LLP
                    1065 Avenue of the Americas
                    New York, New York 10018
                    Phone:  (212) 930-9700
                    Facsimile: (212) 930-9725

(b) GBLK or the Principal Shareholders

                    GBLK Communications L.L.C.
                    2841 North East 185 Street # 511
                    Aventura FL 33180
                    Phone: 866-WWW-GBLK


17.               General.

          (a) Schedules and other documents attached or referred to in this Agreement are an integral part of this Agreement.

          (b) The division of this Agreement into paragraphs and subparagraphs and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation hereof.

          (c) This Agreement constitutes the entire agreement among the parties and except as herein stated and in the instruments and documents to be executed and delivered pursuant hereto, contains all of the representations and warranties of the respective parties. There are no oral representations or warranties amount the parties of any kind. This Agreement may not be amended or modified in any respect except by written instrument signed by both parties.

          (d) This Agreement shall be governed by and construed in accordance with the laws of the State of Texas.

          (e) Any notice required or permitted to be given hereunder shall be in writing and shall be effectively given if (i) delivered personally, (ii) sent by prepaid courier service or mail, or
               (iii) sent prepaid by facsimile, telex or other similar means of electronic communication (confirmed on the same or following day by prepaid mail) addressed to the recipient at the address of the recipient noted above. Any notice so given shall be deemed conclusively to have been received when so personally delivered or sent by telex, facsimile or other electronic communication or on the second day following the sending thereof by private courier or mail. Any party hereto or others mentioned above may change any particulars of its address for notice by notice to the others in the manner aforesaid.

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         (f)  This Agreement  shall enure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.


          18. Applicable Law. This Agreement is subject to the laws of the State of Texas.



IN WITNESS WHEREOF the parties have executed this Agreement effective as of the day and year first above written.



                                          IDIAL NETWORKS, INC.


                                           By:
                                              ---------------------------------
                                              Mark T. Wood, President





                                           GBLK COMMUNICATIONS LLC




                                           By:
                                              ----------------------------------
                                              Daniyel Erdberg, President

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

                                  Schedule "A"
                                 List of Assets

(1)  One Cisco AS 5300 (2) One 3com Ethernet Switch
(3)  One Compaq UPS (4) One Sentry Remote Reboot Switch
(5)  One Custom built Dialogic Server consisting of: - Three D/240 PCI T1 boards
     - One DCB/960 Conferencing board - Cables and connectors

(6)  One Aculab Custom built Conferencing Server - One Shark Card PCI 2 T1s
(7) Four Generic Windows Servers custom built (8) Rack shelves and mounting equipment

Inventory of Software Products owned by GBLK

SIP                                 SIP Proxy
                                    WebPhone
                                    Audio mixer/RTP relay bridge (not finished)

Conferencing using the PSTN (Dialogic cards)

                                    Gcard (webpage-controlled)
                                    Gcall (conf-on-the-go, DTMF-controlled)

Callback Third party call control using SIP (not finished) Callback using the Dialogic platform Callback windows client

Websites                   Super (for top-level supervisor)
                                    Agent (for agents)
                                    Subscriber (for people that make calls)

Database utilities

  "Webcmds" interface between database clients (our programs) and the databases

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                                 Schedule "B"
                                 Stock Issuance

Name:  Bill Hamlin
Address:  20185 East Country Club drive
Suite # 610  Aventura, Florida 33180                     Stock Amount: 4,831,788

Name: Charles Papir                                      Stock Amount: 4,831,788
Address: 3229 North East 169 Street
 Miami Florida 33160

Name: Rodrigo Leite
Address: 2841 North East 185 Street                      Stock Amount: 4,831,788
Suite # 511 Aventura, Fl 33180

Name: Affonso Leite
Address: 2841 North East 185 Street                      Stock Amount: 4,831,788
Suite # 511 Aventura, Fl 33180

Name: Norman H. Cohan Ch. E. LLC                         Stock Amount: 4,831,788
Address: 2127 Brickell Ave.
Miami Florida 33129


Name: Sante Fe Capital Group                               Stock Amount: 900,000
Address: 301 No. Guadalupe, Suite 202

Santa Fe, NM 87501

Name: T.J. Izzo                                            Stock Amount: 109,272
Address: 6490 Kinney Creek Road
Evergreen CO 80437

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                                  Schedule "C"
                                 Debt Assumption

Note to:

Norman H. Cohan Ch. E. LLC                           Note Amount: $27,000
Address: 2127 Brickell Ave.
Miami Florida 33129


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